UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CNL HOSPITALITY
PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	59-3396369

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-115079

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so	Name of Each Exchange on Which Each
Registered	Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     CNL Hospitality Properties, Inc. (the “Company” or “Registrant”) is registering certain of its securities on the New York Stock Exchange, Inc. (the “Exchange”) consisting of its common stock, par value $0.01 per share (“Common Stock”).

     The Registrant hereby incorporates by reference the description of the Registrant’s Common Stock under the captions “Description of Capital Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” contained in the Registrant’s Registration Statement on Form S-3, as filed on April 30, 2004 (Registration No. 333-115079), as amended, including any form of the prospectus therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 2. Exhibits.

     None.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 26, 2004	CNL HOSPITALITY PROPERTIES, INC.
	By:	/s/ Mark E. Patten
		Name:	Mark E. Patten
		Title:	Senior Vice President and Chief Accounting Officer